Exhibit 99.1

INVESTOR CONTACT:	Dennis Halpin	MEDIA CONTACT:	Jim Kosowski
	304-234-2421		304-234-2440

		RELEASE DATE:	November 9, 2006
FOR IMMEDIATE RELEASE
WHEELING-PITTSBURGH CORPORATION GAINS GLASS LEWIS SUPPORT
Independent Proxy Advisory Firm Recommends Shareholders Vote For Wheeling-
Pittsburgh Nominees On GOLD Proxy Card
Does Not Support Esmark’s Proposed Board Slate

WHEELING, WV, November 9, 2006 — Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) today announced that Glass, Lewis & Co., a leading independent proxy advisory firm, recommends that Wheeling-Pittsburgh shareholders vote on management’s GOLD proxy card to elect the entire slate of Wheeling-Pittsburgh director nominees to the Company’s Board of Directors at its annual meeting of shareholders to be held on November 17, 2006.
James G. Bradley, Chairman and Chief Executive Officer of Wheeling-Pittsburgh, stated, “We are extremely pleased that Glass Lewis, a highly regarded independent advisor, has recommended that shareholders support Wheeling-Pittsburgh’s nominees at the upcoming election of directors.”
Shareholders who have questions or need assistance in voting their GOLD proxy card should call Wheeling-Pittsburgh’s proxy solicitors, Georgeson Shareholder, toll-free at (800) 843-1451.
About Glass, Lewis & Co, LLC
Glass, Lewis & Co, LLC is a leading investment research and global proxy advisory and voting services firm, serving institutions that collectively manage more than $13 trillion. Glass Lewis helps institutional investors make more informed investment and proxy voting decisions by identifying business, legal, governance and financial statement risk at more than 13,000 companies worldwide.
About Wheeling-Pittsburgh
Wheeling-Pittsburgh was organized as a Delaware corporation on June 27, 1920 under the name Wheeling Steel Corporation. Its headquarters is located in Wheeling, WV, with major production facilities in the Upper Ohio and Monongahela valleys. Wheeling-Pittsburgh is a holding company that, together with its several subsidiaries and joint ventures, produces steel and steel products using both integrated and electric arc furnace technology. The Company has slab making production capacity of 2.8 million short tons and hot rolling capacity of 3.4 million short tons. Approximately 65 percent of its sales are comprised of high value-added products.

*****
Wheeling-Pittsburgh Corporation, together with the other participants as indicated below, intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying card to be used to solicit votes for a special meeting of stockholders to seek approval of the Company’s proposed strategic alliance with Companhia Siderurgica Nacional (“CSN”). The Company urges its shareholders to read the proxy statement in its entirety when it becomes available because it will contain important information, including information on the participants and their interests in Wheeling-Pittsburgh Corporation. When filed, the proxy statement will be available at no charge at the SEC’s website at http://www.sec.gov. The participants in this proxy solicitation are Wheeling-Pittsburgh Corporation and other participants included in the proxy statement to be filed with the SEC. Additional information regarding the participants in the proxy solicitation and their respective interests may be obtained by reading the proxy statement regarding the proposed strategic alliance when it becomes available.
Forward-Looking Statements Cautionary Language
The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In particular, statements containing estimates or projections of future operating or financial performance are not historical facts, and only represent a belief based on various assumptions, all of which are inherently uncertain. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors relating to (1) the risk that the businesses of CSN Holdings and Wheeling-Pittsburgh will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of CSN, CSN Holdings and Wheeling-Pittsburgh to realize the expected benefits from the proposed strategic alliance, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for Wheeling-Pittsburgh for the remainder of 2006 or for the strategic alliance; (4) the risk of unexpected consequences resulting from the strategic alliance; (5) the risk of labor disputes, including as a result of the proposed strategic alliance or the failure to reach a satisfactory collective bargaining with the production employees; (6) the ability of the strategic alliance to operate successfully within a highly cyclical industry; (7) the extent and timing of the entry of additional competition in the markets in which the strategic alliance will operate; (8) the risk of decreasing prices for the strategic alliance’s products; (9) the risk of significant supply shortages and increases in the cost of raw materials, especially carbon slab supply, and the impact of rising natural gas prices; (10) rising worldwide transportation costs due to historically high and volatile oil prices; (11) the ability of the strategic alliance to complete, and the cost and timing of, capital improvement projects, including upgrade and expansion of Wheeling-Pittsburgh’s hot strip mill and construction of an additional galvanizing line; (12) increased competition from substitute materials, such as aluminum; (13) changes in environmental and other laws and regulations to which the strategic alliance are subject; (14) adverse changes in interest rates and other financial market conditions; (15) failure of the convertible financing proposed to be provided by CSN to be converted to equity; (16) changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbons slabs; and (17) political, legal and economic conditions and developments in the United States and in foreign countries in which the strategic alliance will operate. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, and any changes in such assumptions or factors could cause actual results to differ materially from current expectations. CSN, CSN Holdings and Wheeling-Pittsburgh assume no duty to update forward-looking statements. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained in CSN’s and Wheeling-Pittsburgh’s other filings with the SEC.
###

2